EXHIBIT 99.3

Xerium Technologies, Inc.

Reconciliation of Trailing Twelve Month Bank Adjusted EBITDA

	Q1 2007	Q2 2007	Q3 2007	Q4 2007	Q1 2008	Q2 2008	Q3 2008	Q4 2008	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Q2 2010	Q3 2010		Q4 2010
Net income (loss)	$3,041	$7,678	$7,076	$(168,007)	$(4,709)	$14,118	$21,536	$(4,349)	$(9,448)	$1,601	$(7,381)	$(96,765)	$(30,157)	$(40,011)	$(3,656)		$738
Income tax provision (benefit)	1,401	4,604	3,208	(11,558)	3,639	1,911	794	(2,443)	3,892	2,697	3,424	2,304	2,136	5,050	4,318		6,761
Interest expense, net	12,187	11,155	13,995	15,789	25,221	766	16,230	16,287	15,957	15,570	16,425	19,348	15,644	16,865	12,020		12,265
Depreciation and amortization	10,999	11,230	11,465	11,846	12,003	11,956	11,738	10,231	9,788	10,130	10,851	11,098	10,451	10,090	10,222		10,520

EBITDA	27,628	34,667	35,744	(151,930)	36,154	28,751	50,298	19,726	20,189	29,998	23,319	(64,015)	(1,926)	(8,006)	22,904		30,284
Unrealized foreign exchange gain on revaluation of debt	19	(20)	519	3,680	(1,985)	—	—	—	—	—	—	—	—	—	—		—
Amendment/termination costs	—	—	—	—	800	5,198	483	285	—	—	—	—	—	—	—		—
Change in fair value of interest rate swaps	—	—	—	—	—	13,704	450	(468)	(398)	(397)	(859)	(2,164)	—	—	—		—
Changes in value of other derivatives	—	—	(451)	(3,503)	(2,126)	—	—	—	—	—	—	—	—	—	—		—
Operational restructuring expenses	4,133	1,220	805	1,186	532	2,651	1,817	—	114	1,026	87	1,184	1,567	1,796	1,199		2,552
Inventory write-offs under restructuring programs	14	80	(21)	75	—	—	199	256	103	142	104	—	—	—	—		—
Growth program costs	617	1,587	1,255	1,197	1,764	—	—	—	—	—	—	—	—	—	—		—
Non-cash compensation and related expenses	535	660	578	(24)	471	(197)	500	1,235	161	885	778	481	2,389	1,041	2,068		1,812
Non-cash impairment charges	—	—	—	185,689	—	67	405	3,517	—	—	1,667	80,602	—	748	2,123		19
Non-recurring expenses resulting from cost reduction programs	(102)	34	—	150	—	—	—	—	—	—	—	—	—	—	—		—
Change in accounting policies	—	—	—	—	—	—	—	—	—	—	—	—	(1,400)	—	—		—
Financial restructuring costs	—	—	—	—	—	—	—	—	—	—	—	—	9,563	15,251	799		584
Write-off of deferred financing costs as “reorganization items”	—	—	—	—	—	—	—	—	—	—	—	—	14,283	—	—		—
Expenses incurred in connection with indebtedness or refinancing transaction	—	—	—	—	—	—	—	—	—	—	—	—	—	14,400	—		—

Adjusted EBITDA for the quarter	$32,844	$38,228	$38,429	$36,520	$35,610	$50,174	$54,152	$24,551	$20,169	$31,654	$25,096	$16,088	$24,476	$25,230	$29,093		$35,251

Adjusted EBITDA for the last twelve months (LTM)				$146,021	$148,787	$160,733	$176,456	$164,487	$149,046	$130,526	$101,470	$93,007	$97,314	$90,890	$94,887		$114,050

													(A )	(A )	(A	)

Note (A) — Adjusted EBITDA for the four quarters of 2010 and LTM for the year ended 2010 have been presented in accordance with the definition of Adjusted EBITDA in the Amended and Restated Credit Facility.

Adjusted EBITDA for Q4 2009 has been fixed by the Amended & Restated Credit Facility at $24,600. Had the LTM for the first three quarters of 2010 been presented in accordance with the Amended and Restated Credit Facility, LTM would have been $109,317, $102,222 and $103,399 for Q1 2010, Q2 2010 and Q3 2010, respectively.

Q1 2010 LTM would include $12,156 of addbacks for Q2 2009 through Q4 2009: $8,736 of financial restructuring costs and $3,420 for changes in fair value of interest rate swaps.

Q2 2010 LTM would include $11,485 of addbacks for Q3 2009 and Q4 2009: $8,462 of financial restructuring costs and $3,023 for changes in fair value of interest rate swaps.

Q3 2010 LTM would include add backs of $8,665 for Q4 2009: $6,501 of financial restructuring costs and $2,164 for changes in fair value of interest rate swaps.

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Xerium Technologies, Inc.

Reconciliation of Total Working Capital as a Percentage of Revenue

	Q4 2008	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Q2 2010	Q3 2010	Q4 2010
Net Sales	$149,452	$116,503	$120,843	$130,308	$132,437	$135,015	$132,827	$135,899	$144,593

Accounts Receivable	$100,574	$82,751	$83,216	$88,165	$83,602	$88,475	$83,268	$91,503	$93,332
Inventory	85,543	84,565	86,259	82,128	78,174	75,583	72,802	78,863	81,927
Less: “Trade AP” (per calculation below)	40,800	30,098	27,340	25,212	27,652	26,057	27,029	26,517	32,779

Total Working Capital	$145,317	$137,218	$142,135	$145,081	$134,124	$138,001	$129,041	$143,849	$142,480

% of Net Sales	24.3%	29.4%	29.4%	27.8%	25.3%	25.6%	24.3%	26.5%	24.6%

Calculation of Trade AP
Accounts Payable	$53,076	$35,184	$30,172	$27,703	$32,124	$30,488	$30,923	$31,991	$41,686
Less: Deposits Received	(2,558)	(3,692)	(2,074)	(1,550)	(2,014)	(2,899)	(2,394)	(3,493)	(3,415)
Less: Other Payables	(9,718)	(1,394)	(758)	(941)	(2,458)	(1,532)	(1,500)	(1,981)	(5,492)

Trade AP	$40,800	$30,098	$27,340	$25,212	$27,652	$26,057	$27,029	$26,517	$32,779

Xerium Technologies, Inc.

Reconciliation of Selling, General & Administrative Expenses as a Percentage of Revenue, excluding Operational Restructuring Expense and Financial Restructuring Expense

	Q4 2008	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Q2 2010	Q3 2010	Q4 2010
Net Sales	$149,452	$116,503	$120,843	$130,308	$132,437	$135,015	$132,827	$135,899	$144,593

Calculation of Selling, General & Administrative Expense, excluding Operational Restructuring Expense:
Selling Expense	$17,738	$16,508	$16,075	$16,991	$17,234	$18,042	$17,901	$18,043	$18,897
General & Administrative Expense	21,790	13,208	6,464	15,428	21,069	26,850	17,595	15,652	14,701
Research & Development Expense	2,631	2,720	2,740	2,708	3,141	2,868	2,952	2,887	2,720

Total Selling and General & Administrative Expense, excluding Operational Restructuring Expenses	$42,159	$32,436	$25,279	$35,127	$41,444	$47,760	$38,448	$36,582	$36,318

% of Net Sales, excluding Operational Restructuring Expense	28.2%	27.8%	20.9%	27.0%	31.3%	35.4%	28.9%	26.9%	25.1%

Calculation of Selling, General & Administrative Expense, excluding Operational and Financial Restructuring Expense:
Total Selling and General & Administrative Expense, excluding Operational Restructuring Expenses (calculated above)	$42,159	$32,436	$25,279	$35,127	$41,444	$47,760	$38,448	$36,582	$36,318
Less: Financial Restructuring Expenses	—	—	(274)	(1,962)	(6,500)	(9,463)	(459)	—	—

Total Selling and General & Administrative Expense, excluding Operational and Financial Restructuring Expenses	$42,159	$32,436	$25,005	$33,165	$34,944	$38,297	$37,989	$36,582	$36,318

% of Net Sales, excluding Operational and Financial Restructuring Expenses	28.2%	27.8%	20.7%	25.5%	26.4%	28.4%	28.6%	26.9%	25.1%